                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              TRO LEARNING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

DEAR STOCKHOLDERS:

Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders of TRO Learning, Inc., a Delaware corporation, at 9:00 a.m. (CDT) on Tuesday, April 6, 1999, at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403.

The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

Our Annual Report, including financial statements for the fiscal year 1998, is being mailed with this letter.

The continuing interest of the stockholders in the business of the Company is gratefully acknowledged and we hope many will attend the meeting.

Sincerely,

William R. Roach
Chairman of the Board, President and
Chief Executive Officer

February 19, 1999

                               TRO LEARNING, INC.
                           POPLAR CREEK OFFICE PLAZA
                      1721 MOON LAKE BOULEVARD, SUITE 555
                           HOFFMAN ESTATES, IL 60194


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 6, 1999


To Our Stockholders:

The Annual Meeting of Stockholders of TRO Learning, Inc. ("the Company") will be held at 9:00 a.m. (CDT) on Tuesday, April 6, 1999, at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403 for the purpose of considering and voting on the following matters:

1.   To elect two directors to the Board of Directors.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending October 31, 1999.

3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 29, 1999, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

BY THE ORDER OF THE BOARD OF DIRECTORS,





Patricia A. Hlavacek
Corporate Secretary



February 19, 1999

                               TRO LEARNING, INC.
                           POPLAR CREEK OFFICE PLAZA
                      1721 MOON LAKE BOULEVARD, SUITE 555
                           HOFFMAN ESTATES, IL 60194

                                PROXY STATEMENT

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 6, 1999, at 9:00 a.m. (Central
Time) at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403, and at any adjournment thereof, for the purpose set forth in the Notice of Annual Meeting of Stockholders.

Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by the stockholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. A stockholder may revoke his or her proxy at any time before it is voted by delivering to an officer of the Company a written notice of termination of the proxy's authority, by filing with an officer of the Company another proxy bearing a later date, or by appearing and voting at the meeting. This Proxy Statement and the form of proxy enclosed are being mailed on or about February 23, 1999.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

Only the holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on January 29, 1999 will be entitled to vote at the Annual Meeting. At the close of business on January 29, 1999, a total of 6,445,832 shares of Common Stock were outstanding. Each stockholder of Common Stock is entitled to one vote for each share held. There is no right to cumulate voting as to any matter.

A stockholder may, with respect to the election of directors, (i) vote "FOR" the election of all named director nominees, (ii) "WITHHOLD" authority to vote for all named director nominees or (iii) vote "FOR" the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card. A stockholder may, with respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, (i) vote "FOR" such proposal, (ii) vote "AGAINST" such proposal or (iii) "ABSTAIN" from voting on such proposal.

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telecopier, or personal calls.

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED OCTOBER 31, 1998 IS BEING FURNISHED TO EACH STOCKHOLDER WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 1998 WILL BE PROVIDED WITHOUT CHARGE TO EACH RECIPIENT HEREOF UPON WRITTEN REQUEST DIRECTED TO JOHN MURRAY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TRO LEARNING, INC., 4660 WEST 77TH STREET, EDINA, MINNESOTA 55435.

                        PROPOSAL 1.  ELECTION OF DIRECTORS

The Board of Directors consists of six (6) persons and is divided into three classes, each of whose members serves for a staggered three-year term. The terms of the Class III Directors expire with this Annual Meeting of Stockholders. Each of the nominees for Class III Director, if elected, will serve three years until the 2002 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Class I and II Directors will continue in office until the 2000 and 2001 Annual Meetings, respectively.

Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares entitled to vote in the election represented in person or by proxy. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as members of the Board of Directors. Accordingly, abstentions and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If any of the nominees should be unable or unwilling to serve as a director, an event that is not anticipated, the proxies will be voted for substitute nominees designated by the Board of Directors. The following sets forth information as to each of the nominees for election and each director continuing in office.

                             NOMINEES FOR DIRECTORS

                      Class III - Nominees to Serve Until
                              2002 Annual Meeting

JACK R. BORSTING, PH.D., age 70, has served as a director of the Company since March 1993. From January 1994 to the present, he has served as the E. Morgan Stanley Professor of Business Administration at the University of Southern California. Dr. Borsting is also currently the Executive Director for the Center for Telecommunications Management at the University of Southern California. From 1988 to January 1994, he was Dean and Professor of Business Administration at the University of Southern California, Los Angeles. Dr. Borsting is currently a director of Northrop Grumman, Whitman Education Group, and Bristol Retail Systems.

TONY J. CHRISTIANSON, age 46, has served as a director of the Company since its formation in 1989. Mr. Christianson is Co-Chairman of Cherry Tree & Co., LLC ("Cherry Tree"), a private venture capital firm focused on health and education enterprises. Cherry Tree is a principal stockholder of the Company. Mr. Christianson was a founder of Cherry Tree in 1980 and is currently on the Board of Directors of Fourth Shift Corporation, Peoples Educational Holdings, Inc. and Transport Corp. of America.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the two Class III nominees of the Board of Directors named above.

                         DIRECTORS CONTINUING IN OFFICE

                  Class I - Serving Until 2000 Annual Meeting

WILLIAM R. ROACH, age 58, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its formation in 1989. Prior to founding the Company, from 1987 to 1988 Mr. Roach was President and Chief Executive Officer of Applied Learning International, Inc. ("ALI"), a training and education company and successor to Advanced Systems Inc. ("ASI"), and a director and Senior Vice President of ALI's parent, National Education Corporation ("NEC"). NEC is a training and education company. From 1981 to 1987, Mr. Roach was the Chief Executive Officer of ASI, a New York Stock Exchange listed training and education company which was acquired by NEC in 1987. After leaving ALI in 1988, Mr. Roach led a group of investors in pursuing an acquisition in the field of training and education.

JOHN L. KRAKAUER, age 57, a private investor and consultant, has been a director of the Company since January 1993. From June 1989 to March 1995, Mr. Krakauer served as Executive Vice President of HealthCare COMPARE Corp., a medical cost management company. From May 1994 to March 1995, he served as a director, and from July 1994 to December 1994, he served as interim President and Chief Executive Officer of Cardiac Alliance, Inc., a home health care company specializing in cardiac care.

                  Class II - Serving Until 2001 Annual Meeting

MAJOR GENERAL VERNON B. LEWIS, JR. (USA RET), age 68, has been a director of the Company since January 1993. From 1989 to the present, he has served as Chief Executive Officer, a member of the Board of Directors, and one of the founders of Military Professional Resources, Inc., a military training company. He previously served as Chief Executive Officer and Chairman of the Board of Cypress International, a defense systems international marketing company, from 1978 to 1989.

JOHN PATIENCE, age 51, has served as a director of the Company since its formation in 1989. Mr. Patience is currently a General Partner with Crabtree Partners, which invests capital and its management talent in technology based businesses that are in a growth phase of development. From 1988 to 1995, Mr. Patience was a General Partner of Marquette Venture Partners, LP, a private venture capital firm. Mr. Patience is currently a director of Ventana Medical Systems, Inc. and Stericycle, Inc.

                             DIRECTOR COMPENSATION

Directors who are not employees or affiliates of the Company are paid a $1,000 fee for attendance at each Board meeting. Committee Chairs receive $750 and Committee members receive $500 for each Committee meeting attended. Directors who are employees or affiliates of the Company receive no additional compensation for their services as directors of the Company.

Directors who are not employees or affiliates of the Company are eligible to receive grants of stock options. Eligible directors received options on April 16, 1998, to acquire an aggregate of 20,000 shares of the Company's Common Stock. The exercise price of these options is $9.94 per share (being the fair market value of the Company's stock on the date of grant). These options vest ratably over three years beginning one year from the date of grant and expire ten years following the date of grant.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company has an Audit Committee consisting of Messrs. Patience (Chair), Borsting and Krakauer, and a Compensation Committee consisting of Messrs. Christianson (Chair), Borsting and Krakauer. The Company has no standing Nomination Committee; rather, the entire Board of Directors performs the functions which would otherwise be delegated to such committee.

During the year ended October 31, 1998, the Board of Directors held nine meetings. Each of the Company's current directors attended all of the meetings of the Board and Committees of which they were members, except for Mr. Patience who did not attend one Board meeting. In addition to the meetings, the Board passed several resolutions during 1998 by written consent.

The Audit Committee met once in fiscal 1998. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors and recommends the appointment of independent auditors to the Board of Directors.

The Compensation Committee met twice in fiscal 1998. The Compensation Committee administers and makes awards under the Company's stock option and stock incentive plans and also studies and recommends the implementation of all compensation programs for directors and officers of the Company.

                      PROPOSAL 2. APPOINTMENT OF AUDITORS

The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending October 31, 1999. A proposal to ratify this appointment will be presented at the Annual Meeting. PricewaterhouseCoopers LLP was appointed in 1992 to examine the Company's financial statements. Representatives from PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

If a quorum is present, in order to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it. Accordingly, abstentions will have the same effect as votes against and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2. If the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors is not ratified by the stockholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

                                 OTHER MATTERS

The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal by a stockholder to be presented at the next Annual Meeting must be received at the Company's principal executive offices, Poplar Creek Office Plaza, 1721 Moon Lake Boulevard, Suite 555, Hoffman Estates, Illinois 60194 not later than October 29, 1999.

BY THE ORDER OF THE BOARD OF DIRECTORS


Patricia A. Hlavacek
Corporate Secretary

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table provides certain summary information relating to compensation paid to, or accrued by the Company on behalf of, the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company as of October 31, 1998 (the "Named Officers"). The years 1998, 1997 and 1996 refer to the fiscal years ended October 31, 1998, 1997 and 1996, respectively.


                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                  ANNUAL COMPENSATION ($)                     AWARDS
                                        ---------------------------------------------  ---------------------
                                                                                            SECURITIES
             NAME AND PRINCIPAL                                                             UNDERLYING             ALL OTHER
            POSITION AT 10/31/98            YEAR           SALARY         BONUS (1)       OPTIONS (#) (2)       COMPENSATION ($)
--------------------------------------  --------------  --------------  --------------  --------------------  ---------------------
William R. Roach,                           1998              225,000              --                    --             12,480 (3)
President and                               1997              225,865              --                    --             12,480 (3)
Chief Executive Officer                     1996              227,116              --                50,000             12,480 (3)
-----------------------------------------------------------------------------------------------------------------------------------
John Murray,                                1998              140,000              --                60,000                     --
Executive Vice President and                1997              123,984              --                 8,000                     --
Chief Financial Officer                     1996              103,716          35,052                10,000             36,121 (4)
-----------------------------------------------------------------------------------------------------------------------------------
G. Thomas Ahern,                            1998              122,367          64,334                30,000                     --
Senior Vice President,                      1997               95,365         104,628                 8,000                     --
Sales and Marketing                         1996               95,846          97,831                13,000                     --
-----------------------------------------------------------------------------------------------------------------------------------
Wellesley R. Foshay, Ph.D.,                 1998              140,000              --                20,000                     --
Vice President, Instructional Design        1997              128,769              --                 6,000                     --
and Cognitive Learning                      1996              126,040              --                10,000                     --
-----------------------------------------------------------------------------------------------------------------------------------
David H. LePage                             1998              130,000              --                20,000                     --
Vice President, Support                     1997              120,346              --                 6,000                     --
Services and Distribution                   1996              115,965              --                10,000                     --
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Includes sales commissions and bonuses.

(2) None of the Named Officers has been granted stock appreciation rights ("SARs"), or holds shares of restricted stock which are subject to performance-based conditions on vesting.

(3) Amount consists of premiums paid by the Company for term life insurance (of which the Company is not the beneficiary).

(4) Amount includes value of car allowance and health insurance premiums paid by the Company and contributions made by the Company to a retirement savings plan. For 1996, amount also includes $27,945 for relocation expenses.

                         OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information relating to grants of stock options to the Named Officers during fiscal 1998. No SARs were granted to the Named Officers in fiscal 1998, and none of the Named Officers held SARs as of October 31, 1998.

                                              PERCENT OF                                         POTENTIAL REALIZABLE VALUE AT
                                                 TOTAL                                           ASSUMED ANNUAL RATES OF STOCK
                           NUMBER OF            OPTIONS                                           PRICE APPRECIATION FOR OPTION
                          SECURITIES          GRANTED TO                                                 TERM ($) (2)
                      UNDERLYING OPTIONS       EMPLOYEES      EXERCISE PRICE    EXPIRATION     ----------------------------------
          NAME          GRANTED (#) (1)      IN FISCAL 1998     ($/SHARE)          DATE              5%                10%
--------------------  --------------------  ----------------  ---------------  --------------  ----------------  ----------------
William R. Roach                       --         --                      --         --                     --                --
John Murray                        60,000         21                    7.31      9/23/08              714,676         1,138,006
G. Thomas Ahern                    30,000         11                    7.31      9/23/08              357,339           569,004
Wellesley R. Foshay                20,000          7                    7.31      9/23/08              238,225           379,336
David H. LePage                    20,000          7                    7.31      9/23/08              238,225           379,336


(1) All options granted in fiscal 1998 were granted at 100% of the fair market value of the Company's stock on the date of grant. Options vest ratably over a three-year period beginning one year from the date of grant and expire ten years following the date of grant.

(2) Assumes appreciation in value from the date of grant to the end of the option term at the indicated rate. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                FISCAL YEAR END OPTION VALUES

The following table provides information relating to exercises of stock options during fiscal 1998 and holdings of unexercised stock options at October 31, 1998 by the Company's Named Officers.

                                                                NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED OPTIONS           VALUE OF UNEXERCISED
                                                                        HELD AT                    IN-THE-MONEY OPTIONS AT
                                               VALUE            OCTOBER 31, 1998 (#)              OCTOBER 31, 1998 ($) (1)
                     SHARES ACQUIRED ON     REALIZED ($)    --------------------------------  -----------------------------------
          NAME          EXERCISE (#)            (1)          EXERCISABLE     UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
-------------------- --------------------  ---------------  --------------  ----------------  ---------------  ------------------
William R. Roach                      --         --               322,400       10,000                    --                  --
John Murray                           --         --                23,534       68,666                 6,000               3,750
G. Thomas Ahern                       --         --                47,887       39,667                89,641               1,875
Wellesley R. Foshay                   --         --                20,822       27,332                14,207               1,250
David H. LePage                       --         --                35,432       27,332               117,060               1,250

(1) Aggregate market value on exercise date or October 31, 1998, as appropriate, less aggregate exercise price.

                        OTHER COMPENSATION ARRANGEMENTS

William R. Roach, the Company's Chief Executive Officer has entered into a Severance and Non-Competition Agreement (the "Severance Agreement") with the Company. Mr. Roach's Severance Agreement provides for two years salary and benefits upon termination without cause or resignation after a material adverse change or reduction in position or responsibilities, and precludes employment in any capacity, during or for two years after termination of employment with the Company, in any business or activity competitive with the Company's principal businesses. The total amount payable by the Company under this agreement is approximately $450,000.

The other Named Officers have each entered into an Employment Security Agreement ("Employment Agreement") with the Company. If there is a change in control of the Company, the Employment Agreement provides for a lump sum cash payment to the Named Officer as long as the Named Officer is still employed by the Company. In addition, within twelve months after a change in control, if the Named Officer's employment is terminated without good cause or the Named Officer should voluntarily terminate such employment with good reason, the Employment Agreement provides for severance payments equal to 12-18 months of current compensation. The following sets forth the potential cash payments to the Named
Officers:

                                            LUMP SUM
                                            PAYMENT         SEVERANCE PAYMENTS     SEVERANCE PERIOD
                                       -------------------  --------------------  -------------------
John Murray                                   $140,000             $210,000           18 months
G. Thomas Ahern                                140,000              210,000           18 months
Wellesley R. Foshay                            140,000              140,000           12 months
David H. LePage                                130,000              130,000           12 months
                                       -------------------  --------------------
                                       -------------------  --------------------
                                              $550,000             $690,000
                                       -------------------  --------------------
                                       -------------------  --------------------

Additionally, four other executive officers of the Company have entered into an Employment Agreement with the Company with potential cash payments in excess of $100,000 each.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 1998 were Messrs. Christianson, Borsting, and Krakauer. No members of the Compensation Committee are employees or executive officers of the Company. None of the Company's directors or executive officers is a director or executive officer of any other company that has a director or executive officer who is also a director of the Company.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report is submitted by Messrs. Christianson, Borsting and Krakauer in their capacity as the Board of Directors' Compensation Committee and addresses the Company's compensation policies for fiscal 1998 as they affected the Chief Executive Officer ("the CEO") and the other executive officers of the Company (including the Named Officers).

                              Compensation Philosophy

The Company's compensation philosophy, as developed under the supervision of the Compensation Committee, is highly incentive oriented, particularly for executive officers. The goals of the executive compensation program are to attract, retain, and reward executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company's business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance, and determining incentive awards.

                     Overview of Executive Compensation Policy

The executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. Accordingly, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to motivate the CEO and executive officers to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity-based plans to maintain a high quality core of executives, and finally, to provide a compensation package that recognizes individual contributions, as well as overall business results.

The Compensation Committee receives the recommendations of the CEO for the compensation to be paid to executive officers, including the Named Officers, and after due deliberation determines the compensation of such executive officers and the CEO. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the Company's executive compensation program consist of base salary, annual cash incentive compensation for the sales executives, and stock option incentives.

The Compensation Committee believes the CEO's compensation should be heavily influenced by Company performance, including the achievement of long-term strategic objectives, profitable growth, and increased stockholder value. Therefore, although there is necessarily some subjectivity in setting the CEO's base salary, major elements of the compensation package are directly tied to Company performance. The CEO's annual salary was approximately $225,000 in fiscal 1998. The CEO did not receive any stock option grants in fiscal 1998.

The Compensation Committee's policies with respect to each of the compensation program elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package provided by the Company, including group health and life insurance and participation in the Company's 401(k) Plan.

                                   Base Salaries

Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, as well as their contribution to the achievement of Company goals. The Committee believes that the Company generally establishes relatively conservative executive officer base salaries. These base salaries are reviewed annually by the Committee in view of overall Company performance and may be adjusted to reflect changes in responsibilities and the executive's personal contribution to corporate performance.

                         Annual Cash Incentive Compensation

The annual incentive portion of the sales executive compensation program provides for sales commissions and bonuses. Commissions are based on revenues and bonuses are based on the achievement of pre-established annual goals.

                              Stock Option Incentives

Stock options provide executives with the opportunity to build an equity interest in the Company and to share in the appreciation of the value of the Company's stock. Stock options are granted at the fair market value of the stock on the date of the grant, are subject to vesting over time, and only have future value for the executives if the stock price appreciates from the date of grant. Factors influencing stock option grants to executive officers include the performance of the Company, the relative levels of responsibility, contributions to the business of the Company, and competitiveness with other growth-oriented companies. Stock options granted to executive officers are approved by the Committee.

                                      Benefits

Benefits offered to executive officers are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Company's 401(k) Plan. In addition, the CEO is provided with supplemental life insurance. These benefits are not tied directly to corporate performance.

The Compensation Committee believes that the Company's executive compensation policies and programs serve the interests of the Company and its stockholders.


                                        THE COMPENSATION COMMITTEE OF
                                        THE BOARD OF DIRECTORS

                                        Tony Christianson, Chair
                                        Jack R. Borsting
                                        John L. Krakauer

                              STOCK PERFORMANCE GRAPH

In accordance with Securities and Exchange Commission regulations, the following performance graph compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return on the NASDAQ Composite Index and the weighted average return of a peer group (described below) for the five years ended October 31, 1998, assuming an initial investment of $100 and the reinvestment of all dividends.

The peer group consists of companies with training and education operations. Although the businesses of these companies include operations outside of the training and education industry, and/or serve markets different than those of the Company, the Company believes the selection of these companies for comparison purposes is reasonable.

CBT Group PLC ("CBT") and Computer Learning Centers ("CLC") are new members of the peer group with this Proxy Statement, joining Apollo Group ("Apollo"). The other companies in the previous peer group, Broderbund Software ("Broderbund") and The Learning Company ("TLC"), were acquired during 1998. Broderbund was acquired by TLC and its stock is no longer independently traded. TLC was subsequently acquired by Mattel, and Mattel is not considered a peer for this comparison. Since CBT, CLC, and Apollo have not been publicly traded for the entire five-year period, these companies are included in the graph as of October 31, 1995 through October 31, 1998. The peer group prior to October 31, 1995 consists of Broderbund and TLC.

[GRAPHIC]

                 10/31/93          10/31/94          10/31/95            10/31/96          10/31/97           10/31/98
                 --------          --------          --------            --------          --------           --------
TRO Learning       $100.0             $75.0             $87.5              $197.2             $83.3              $81.9
Peer Group          100.0             109.5              43.9                53.5              79.5               54.6
NASDAQ Comp.        100.0              99.8             133.0               156.8             204.5              227.3

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 29, 1999 information about the ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially more than 5% of its outstanding Common Stock.
Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                      NAME AND ADDRESS OF                              NUMBER OF SHARES
                       BENEFICIAL OWNER                               BENEFICIALLY OWNED                 PERCENT OF CLASS (1)
      ----------------------------------------------------       ------------------------------       ----------------------------
      William R. Roach (2)                                                 1,243,433                              19%
      Poplar Creek Office Plaza
      1721 Moon Lake Boulevard
      Suite 555
      Hoffman Estates, Illinois 60194

      Cherry Tree & Co. LLC                                                  668,330                              10%
      Centennial Lakes Office Park
      7601 France Avenue South, Suite 225
      Edina, MN  55435

(1) Percent of class calculation is based on the number of shares of the Company's Common Stock outstanding as of January 29, 1999.

(2) Excludes an aggregate of 42,128 shares of Common Stock held of record by the adult children of William R. Roach, and 147,609 shares held of record by a family limited partnership, over which Mr. Roach maintains voting authority but disclaims beneficial ownership. Includes 332,400 shares subject to currently exercisable options and options which become exercisable within 60 days of January 29, 1999 (together "currently exercisable options").

The following table sets forth, as of January 29, 1999, information about the beneficial ownership of Common Stock of the Company by each director, each Named Officer, and by all directors and all executive officers as a group. Except as otherwise indicated, the stockholders listed in the following table have sole voting and investment powers with respect to the shares indicated.

                       DIRECTORS AND                                  NUMBER OF SHARES
                     EXECUTIVE OFFICERS                            BENEFICIALLY OWNED (1)             PERCENT OF CLASS (2)
     ---------------------------------------------------      ----------------------------------      ----------------------
     G. Thomas Ahern (3)                                                    61,308                             1%
     Jack R. Borsting (4)                                                   18,167                             *
     Tony J. Christianson (5)                                              668,330                            10%
     Wellesley R. Foshay (6)                                                37,372                             1%
     John L. Krakauer (7)                                                   85,167                             1%
     David H. LePage (8)                                                    49,580                             1%
     Vernon B. Lewis, Jr. (4)                                               39,617                             1%
     John Murray (9)                                                        31,327                             *
     John Patience (10)                                                     51,179                             1%
     William R. Roach (11)                                               1,243,433                            19%
     All directors and executive officers as a group
     (14 individuals) (5)(12)                                            2,329,287                            33%

*    Less than 1%

(1) Under regulations of the Securities and Exchange Commission, persons who own or have the power to vote or dispose of shares, either alone or jointly with others, are deemed to be the beneficial owners of such shares. Such persons are also deemed to be the beneficial owners of shares beneficially owned by certain family members.
(2) Shares subject to currently exercisable options are considered outstanding for the purpose of determining the percent of class held by the holder of such option or warrant, but not for the purpose of computing the percentage held by others. For the purpose of computing these percentages, the number of shares outstanding as of January 29, 1999 was 6,445,832, excluding currently exercisable options.
(3)  Includes 50,554 shares subject to currently exercisable options.
(4)  Includes 13,667 shares subject to currently exercisable options.
(5) Includes 668,330 shares held of record by Cherry Tree & Co. LLC as to which Mr. Christianson (an affiliate of Cherry Tree) disclaims beneficial ownership.
(6)  Includes 22,487 shares subject to currently exercisable options.
(7)  Includes 5,167 shares subject to currently exercisable options.
(8)  Includes 37,097 shares subject to currently exercisable options.
(9)  Includes 25,200 shares subject to currently exercisable options.
(10) Includes 1,667 shares subject to currently exercisable options.
(11) Excludes an aggregate of 42,128 shares of Common Stock held of record by the adult children of William R. Roach, and 147,609 shares held of record by a family limited partnership, of which Mr. Roach maintains voting authority but disclaims beneficial ownership. Includes 332,400 shares subject to currently exercisable options.
(12) Includes 535,385 shares subject to currently exercisable options.

        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during its fiscal year 1998.

                           TRO LEARNING, INC.
                ANNUAL MEETING OF STOCKHOLDERS, APRIL 6, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TRO Learning, Inc. ("the Company") does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement and does hereby constitute and appoint William R. Roach and John Murray, or either of them, with full power of substitution, to vote all shares of stock of the Company that the undersigned stockholder is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company to be held on April 6, 1999 at 9:00 a.m. (CDT), at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403, and any adjournment thereof, as indicated on the reverse side of this card.

/ /  Check here for address change.       / /  Check here if you plan to attend
                                               the meeting.

New Address:   __________________________

_________________________________________

_________________________________________

                                 TRO LEARNING, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. -

This proxy, when properly executed, shall be voted in accordance with the instructions given and, in the absence of such instructions, shall be voted for the nominees listed in Proposal 1 and in favor of Proposal 2. If other business is presented at said meeting, this proxy shall be voted on those matters in accordance with the best judgment of the named proxies.

                                             WITHHOLD
                                        FOR  AUTHORITY
1.   ELECTION OF CLASS III DIRECTORS:   ALL  FOR ALL
     Jack R. Borsting, Ph.D. and
     Tony J. Christianson               0    0

     FOR ALL EXCEPT THOSE WHOSE NAME(s) APPEAR BELOW:

     ______________________________________________


                                             FOR  AGAINST   ABSTAIN
2.   Ratification of the appointment of      0    0         0
     PricewaterhouseCoopers LLP as the
     Company's independent auditors
     for the upcoming year.

3. In their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

PLEASE COMPLETE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED FOR MAILING IN
THE UNITED STATES.

Dated :  ____________________________________________________, 1999

Signature(s)  _____________________________________________________

_______________________________________________________________

IMPORTANT: PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                         FOLD AND DETACH HERE



                            ANNUAL MEETING
                                  OF
                          TRO LEARNING, INC.


                        TUESDAY, APRIL 6, 1999
                           9:00 A.M. (CDT)

                      HYATT REGENCY MINNEAPOLIS
                          1300 NICOLLET MALL
                    MINNEAPOLIS, MINNESOTA  55403